UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

JETBLUE AIRWAYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard Forest Hills, New York (Address of Principal Executive Offices)	11375 (Zip Code)

(718) 286-7900
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a) Entry into a Material Definitive Agreement

On January 22, 2008, JetBlue Airways Corporation, a Delaware corporation (the “Company”) and Deutsche Lufthansa AG, an aktiengesellschaft organized under the laws of the Federal Republic of Germany (the “Investor”), consummated the transactions contemplated by the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of December 13, 2007, between the Company and the Investor (the “Closing”), and the Company issued to the Investor 42,589,347 shares of common stock of the Company (the “Shares”) for an aggregate purchase price of $309,624,552.69. In connection with the Closing, the Company and the Investor entered into an amendment to the Stock Purchase Agreement, dated as of January 22, 2008 (the “SPA Amendment”), pursuant to which the Company and the Investor agreed, among other things, to certain changes to the provisions of the Stock Purchase Agreement related to permitted actions by the Investor and that the Company will amend its bylaws promptly after the Closing to provide that two-thirds of the members of each committee of its Board of Directors will be citizens of the United States (as defined in 49 U.S.C. § 41102 and any rules and regulations promulgated thereunder, each as amended from time to time).

At the Closing, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) covering the Shares. Pursuant to the Registration Rights Agreement, the Company is required, within 90 days after the closing date, to file with the Securities and Exchange Commission a post-effective amendment or supplement to the Company’s existing shelf registration statement filed on June 30, 2006 to allow the Investor to resell the Shares. Subject to blackout periods that do not exceed 90 trading days in any 365-day period, the Company is obligated to keep such shelf registration statement continuously effective under the Securities Act of 1933 until the earlier of (1) the date as of which all of the Shares have been sold and (2) the date as of which all of the Shares may be sold without registration pursuant to Rule 144 under the Securities Act of 1933. The Investor and the Company also agreed to customary mutual indemnification provisions therein.

On January 17, 2008, in connection with the Closing, the Company entered into the Amendment to the Stockholder Rights Agreement (the “Rights Amendment”), by and between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.). The Rights Amendment modifies the Company’s Stockholder Rights Agreement, dated as of April 1, 2002 (the “Rights Agreement”). The Rights Amendment, among other things, provides that the issuance of rights under the Rights Agreement will not be triggered as a result of the issuance of the Shares to the Investor, and that any shares of common stock subsequently purchased by the Investor or any of its Associates or Affiliates (each, as defined in the Rights Agreement), giving the Investor an ownership percentage no greater than 20% of the issued and outstanding common stock, will not be considered for purposes of determining whether the Investor or any of its Affiliates or Associates is an “Acquiring Person” (as defined in the Rights Agreement) pursuant to the Rights Agreement.

The foregoing description of the SPA Amendment, the Registration Rights Agreement and the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the SPA Amendment, the Registration Rights Agreement and the Rights Amendment, which are filed as Exhibits 4.11(a), 4.12 and 4.5(a), respectively, to the Current Report on Form 8-K and each of which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
4.5(a)	Amendment to the Stockholder Rights Agreement, dated as of January 17, 2008, by and between JetBlue Airways Corporation and Computershare Trust Company, N.A.
4.11(a)	Amendment No. 1, dated as of January 22, 2008, to the Stock Purchase Agreement, dated as of December 13, 2007, between JetBlue Airways Corporation and Deutsche Lufthansa AG
4.12	Registration Rights Agreement, dated as of January 22, 2008, by and between JetBlue Airways Corporation and Deutsche Lufthansa AG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
Date: January 22, 2008	By:	/s/ Edward Barnes
		Name:	Edward Barnes
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.5(a)	Amendment to the Stockholder Rights Agreement, dated as of January 17, 2008, by and between JetBlue Airways Corporation and Computershare Trust Company, N.A.
4.11(a)	Amendment No. 1, dated as of January 22, 2008, to the Stock Purchase Agreement, dated as of December 13, 2007, between JetBlue Airways Corporation and Deutsche Lufthansa AG
4.12	Registration Rights Agreement, dated as of January 22, 2008, by and between JetBlue Airways Corporation and Deutsche Lufthansa AG